Exhibit 99.1
Rackspace Hosting Continues to Expand with State-of-the-Art Data Center

Hosting Specialist and DuPont Fabros Continue Successful Relationship

SAN ANTONIO – August 4, 2009 — Rackspace® Hosting, (NYSE: RAX), the world’s leader in hosting, today announced plans to begin operating a new data center facility in the Chicago area. Rackspace will lease approximately 36,700 square feet of raised floor space, consisting of 5.633 megawatts of available critical load, from a subsidiary of DuPont Fabros Technology, Inc. (NYSE: DFT) a leading owner, developer, operator and manager of wholesale data centers in the United States. Rackspace expects the new facility to come online in late 2009 and will be able to service its continued growth while providing additional geographic redundancy to new and existing customers.

Driving the Rackspace data center expansion is its rapid growth in its Cloud business, coupled with its continued growth in its managed hosting business. DuPont Fabros’ Chicago facility maximizes operating efficiency through an enhanced power capacity and flexible design with N+2 redundancy on all major systems including heat rejection systems, generators and UPS systems. Rackspace believes that this lease with DuPont Fabros will enable it to serve customer demand more quickly and cost effectively than if Rackspace built its own facility.  Additionally, because the lease provides for Rackspace to grow into the space over time, the company is better able to match its expenses to revenue as driven by customer demand.

“DuPont Fabros has been an excellent partner for Rackspace’s data center needs. This new facility is the continuation of a successful relationship we began in February in DuPont Fabros’ Ashburn facility,” said Randy Smith, director of real estate, Rackspace Hosting. “DuPont Fabros has the unique ability to design a data center infrastructure that can increase operational efficiencies and ultimately reliability for our customers.  This allows us to focus on the core of our business and continue to deliver Fanatical Support®.”

"We are very pleased that once again Rackspace has selected DuPont Fabros to meet its expanding demand for data center facilities," said Hossein Fateh, chief executive officer, DuPont Fabros Technology. “We believe that our highly efficient data center design and unmatched operational experience provide Rackspace with a solid foundation to provide its customers with an excellent service experience."

About DuPont Fabros Technology

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers.  The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes.  DuPont Fabros Technology, Inc. is headquartered in Washington, DC.  For more information please visit www.dft.com.

About Rackspace Hosting

As the leader and specialist in hosting services, Rackspace® Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE Magazine’s 100 Best companies to work for in the US, ranking number 43 on the list. Rackspace's portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.rackspace.com/email_hosting) and cloud hosting (www.rackspacecloud.com). For more information on Rackspace Hosting please visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected data center operations at the new facility, operational and financial results, long term investment strategies, growth plans including international expansion plans, expected results from the integration of technologies, the performance or market share relating to products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, including failures at the new data center, the continuation of the current difficult economic conditions or further negative fluctuations, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Rackspace Hosting
Media Relations:
Rachel Ferry, 210-312-3732
rachel.ferry@rackspace.com